Exhibit 4.1

KELLOGG CANADA INC.

as Issuer

AND

KELLOGG COMPANY

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as U.S. Trustee

AND

BNY TRUST COMPANY OF CANADA

as Canadian Trustee

INDENTURE

Dated as of May 22, 2012

(i)

(ii)

(iii)

(iv)

THIS INDENTURE, dated as of May 22, 2012, between KELLOGG CANADA INC., a corporation incorporated under the Canada Business Corporations Act (the “Company” or the “Issuer”) and an indirect wholly owned subsidiary of Kellogg Company, KELLOGG COMPANY, a Delaware Corporation (the “Parent”), as Guarantor, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, as U.S. Trustee (the “U.S. Trustee”) and BNY TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada, as Canadian Trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustees”).

W I T N E S S E T H:

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more Series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Guarantor and the Trustees mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1 Certain Terms Defined

The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in effect at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted in the United States at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole, as supplemented and amended from time to time, and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” has the meaning specified in Section 3.8.

“Attributable Debt” has the meaning specified in Section 3.7.

“Board of Directors” means either the Board of Directors of the Company or any committee of such Board duly authorized to act hereunder.

“Business Day” means, except as may otherwise be provided in the form of Securities of any particular Series, with respect to any Place of Payment, any day, other than a Saturday or Sunday, that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in that Place of Payment, or, with respect to Securities denominated in a Foreign Currency, the capital city of the country of such Foreign Currency, or, with respect to Securities denominated in the Euro, Brussels, Belgium, or with respect to Securities denominated in Canadian dollars, Toronto, Canada.

“Canadian Dollar” and “Cdn.$” each mean the lawful currency of Canada.

“Canadian Trustee” means BNY Trust Company of Canada.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date, and any other securities regulatory authority having jurisdiction in respect of the Securities issued under this Indenture, if applicable.

“Company” means Kellogg Canada Inc., a corporation incorporated under the Canada Business Corporations Act, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Company Notice” means the confirmation of the Company signed by an officer, transmitted by facsimile and confirmed in writing to the Trustees of the terms of the issuance of any Securities issuable in Tranches.

“Component Currency” has the meaning specified in Section 2.12.

“Consolidated Total Assets” means, as of any particular time, the total amount of assets (less applicable reserves) as shown in the latest quarterly consolidated balance sheet of the Guarantor contained in the Guarantor’s then most recent annual report to stockholders or quarterly report, as the case may be, filed with the Commission (or provided to the Trustees, as applicable) pursuant to Section 4.3 except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet.

“Conversion Date” has the meaning specified in Section 2.12.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country that issued such Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.

“Corporate Trust Office” means any office of either of the Trustees at which at any time its corporate trust business shall, at any particular time, be administered, which office for the U.S. Trustee is, at the date as of which this Indenture is dated, located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration, and which office for the Canadian Trustee is, at the date as of this Indenture is dated, 320 Bay Street, 11th Floor, Toronto, Ontario, Canada M5H 4A6, Attention: Corporate Trust Dept. or such other address as the Trustees may designate from time to time by notice to the Holders and the Company, or the office of any successor Trustees (or such other address as such successor Trustees may designate from time to time by notice to the Holders and the Company).

“Coupon” means any interest coupon appertaining to any Security.

“Coupon Security” means any Security authenticated and delivered with one or more Coupons appertaining thereto.

“Currency” means any currency or currencies, composite currency, currency unit or currency units including, without limitation, the Euro, issued by the government of one or more countries or by any reorganized confederation or association of such governments.

“Currency Determination Agent” means the New York Clearing House Bank, if any, from time to time selected by the Company for purposes of Section 2.12.

“Dollar” means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 2.12.

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 2.12.

“Euro” means the single currency of the participating member states of the European Union as defined under EC Regulation 1103/97 adopted under Article 235 of the Treaty on European Union and under EC Regulation 974/98 adopted under Article 1091(4) of the Treaty on European Union or any successor European legislation from time to time.

“European Communities” means the European Union, the European Coal and Steel Community and the European Atomic Energy Community.

“European Monetary System” means the European Monetary System established by Resolution of December 5, 1978 of the Council of the European Communities.

“Event of Default” means, in respect of any Series, any one of the events or conditions specified in clauses (a) to (e) of Section 5.1 (unless it is either expressly indicated as inapplicable to that particular Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) and any additional events or conditions identified as being an Event of Default in the instrument establishing such Series.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate or the applicable quotation and (ii) the Dollar or Foreign Currency amounts payable on the basis of such Market Exchange Rate or quotation in respect of the principal of and interest on the applicable series of Registered Securities, signed by the treasurer or any assistant treasurer of the Company, and delivered to the Trustees.

“Foreign Currency” means any Currency, including, without limitation, the Euro, issued by the government of one or more countries (other than the United States of America or Canada) or by any recognized confederation or association of such governments.

“Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular Series are denominated or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the Securities of such Series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the currency in which the Securities of such Series are denominated and which are not callable or redeemable at the option of the issuer thereof.

“Guarantor” and “Parent” each mean Kellogg Company until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Guarantor Board” means either the Board of Directors of the Guarantor or any committee of such Board duly authorized to act hereunder.

“Guaranty” means a guaranty by the Guarantor of the Company’s obligations that may be provided with respect to any Series of Securities issued under this Indenture.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean the bearer of an Unregistered Security or a Registered Holder of a Registered Security and, when used with respect to any Coupon, means the bearer thereof.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular Series of Securities established as contemplated hereunder.

“interest,” when used with respect to non-interest bearing Securities, means interest payable at maturity and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 3.8 or otherwise, includes such Additional Amounts.

“Market Exchange Rate” has the meaning specified in Section 2.12.

“Officers’ Certificate” means a certificate signed by the chairman of the Board of Directors or the president or any vice president and by the treasurer or the secretary or any assistant secretary of the Company and delivered to the Trustees. Each such certificate shall include the statements provided for in Section 12.5.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or the Parent. Each such opinion shall include the statements provided for in Section 12.5, if and to the extent required hereby.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1.

“Outstanding” when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustees under this Indenture, except

(a) Securities theretofore cancelled by the Trustees or delivered to the Trustees for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount and in the specified currency or currency unit shall have been deposited in trust with the Trustees or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the holders of such Securities (if the Company shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustees shall have been made for giving such notice; and

(c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustees and the Company is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of or interest, if any, on any Security on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any Series, means the place or places where the principal of and interest, if any, on the Securities of that Series are payable as specified in the supplemental indenture or resolution of the Board of Directors under which such Series of Securities is issued or in the form of Security for such Series.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“Principal Property” means any manufacturing plant or facility which is located within the continental United States of America and is owned by the Guarantor or any Restricted Subsidiary, except any such plant or facility which the Guarantor Board by resolution declares is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and facilities as to which such a declaration has been made, are so declared by the Guarantor Board to be not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.

“Registered Holder” when used with respect to a Registered Security means the person in whose name such Security is registered in the Security register.

“Registered Security” means any Security registered in the Security register.

“Responsible Officer” when used with respect to any Trustee shall mean any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Subsidiary” means any Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property, and (iii) in which the Guarantor’s investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Guarantor preceding the date of determination, is in excess of 1% of the total consolidated assets of the Guarantor as shown on such quarterly consolidated financial statements; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the Guarantor’s operations outside the continental United States of America.

“Sale and Lease-Back Transaction” has the meaning specified in Section 3.7.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Series” or “Series of Securities” means a series of Securities. Except in Sections 1.1 – “Outstanding,” 2.3 and 7.4 and Articles Five, Six and Eleven, the terms “Series” or “Series of Securities” shall also mean a Tranche in the event that the applicable Series may be issued in separate Tranches.

“Specified Amount” has the meaning specified in Section 2.12.

“Subsidiary” means any corporation which is consolidated in the Guarantor’s accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Guarantor, or by one or more Subsidiaries, or by the Guarantor and one or more Subsidiaries.

“Tranche” means all Securities of the same Series which have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, which have the same issue price.

“Trustee” or “Trustees” means the party or parties named as the U.S. Trustee and the Canadian Trustee in this Indenture until a successor to either or both of such Trustees shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, means each party who is then a Trustee hereunder and a reference to “a Trustee” or “the Trustee” means either of the Trustees.

“Trust Indenture Act of 1939” or “Trust Indenture Act” or “TIA” (except as otherwise provided in Section 8.1 and Section 8.2) means the Trust Indenture Act of 1939, as amended, as in effect at the date as of which this Indenture was originally executed.

“United States of America” means the fifty states constituting the United States of America as of the date of this Indenture.

“Unregistered Security” means any Security not registered in the Security register as to principal.

“Unrestricted Subsidiary” means any Subsidiary other than a Restricted Subsidiary.

“U.S. Trustee” means The Bank of New York Mellon Trust Company, N.A.

“Valuation Date” has the meaning specified in Section 2.12.

“vice president” when used with respect to the Company or the Trustees, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.

ARTICLE TWO

SECURITIES

Section 2.1 Forms Generally

The Securities of each Series and the Coupons, if any, shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each Series of Securities, including the currency or denomination, which may be Dollars, Canadian Dollars or any Foreign Currency) and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of the Securities and Coupons, if any.

The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.

Section 2.2 Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication on all Securities, which may be executed by any Trustee, shall be in substantially the following form:

This is one of the Securities of the Series designated and referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as U.S. Trustee, or BNY Trust Company of Canada, as Canadian Trustee

By
Authorized Signatory

Dated:

or,

as Authentication Agent

By
Authorized Officer

Section 2.3 Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more Series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any Series,

(1) the title of the Securities of the Series (which title shall distinguish the Securities of the Series from all other Securities issued by the Company);

(2) any limit upon the aggregate principal amount of the Securities of the Series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.8, 2.9, 2.11 or 13.3);

(3) if other than 100% of their principal amount, the percentage of their principal amount at which the Securities of the Series will be offered;

(4) the date or dates on which the principal of the Securities of the Series is payable;

(5) the rate or rates, which may be fixed or variable, at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, in the case of Registered Securities, the record dates for the determination of Holders to whom interest is payable;

(6) the place or places where the principal and interest on Securities of the Series shall be payable (if other than as provided in Section 3.2);

(7) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(8) if other than the principal amount thereof, the portion of the principal amount of Securities of the Series which shall be payable upon declaration of acceleration of the maturity pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;

(9) the obligation, if any, of the Company to redeem, purchase or repay Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices in the currency or currency unit in which the Securities of such Series are payable, at which and the period or periods within which and the terms and conditions upon which Securities of the Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(10) the issuance as Registered Securities or Unregistered Securities or both, and the rights of the Holders to exchange Unregistered Securities for Registered Securities of the Series or to exchange Registered Securities of the Series for Unregistered Securities of the Series and the circumstances under which any such exchanges, if permitted, may be made;

(11) if other than denominations of $1,000 and any integral multiple thereof, the denominations, which may be in Dollars, Canadian Dollars or any Foreign Currency, in which Securities of the Series shall be issuable;

(12) the form of the Securities (or forms thereof if Unregistered and Registered Securities shall be issuable in such Series), including such legends as required by law or as the Company deems necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any certificates which may be required hereunder or which the Company may require in connection with the offering, sale, delivery or exchange of Unregistered Securities;

(13) the Currency or Currencies in which payments of interest or principal and other amounts are payable with respect to the Securities of the Series are to be denominated, payable, redeemable or repurchasable, as the case may be;

(14) whether Securities of the Series are issuable in Tranches;

(15) whether, and under what circumstances, the Securities of any Series shall be convertible into Securities of any other Series;

(16) if other than the Trustees, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such Series;

(17) if the Securities of such Series do not bear interest, the applicable dates for purposes of Section 4.1 hereof;

(18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company (or the Guarantor, as applicable) with respect to Securities of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19) whether a Guaranty will be provided by the Guarantor in respect of the Securities of the Series;

(20) whether, under what circumstances and the Currency in which, the Company will pay Additional Amounts as contemplated by Section 3.8 on the Securities of the Series to any Holder in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option); and

(21) any other terms or conditions upon which the Securities of the Series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one Series shall be substantially identical except as to denomination, except as provided in the immediately succeeding paragraph, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto. All Securities of any one Series need not be issued at the same time, and unless otherwise provided, a Series may be reopened, without the consent of the Holders, for issuances of additional Securities of such Series or to establish additional terms of such Series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such Series).

Each Series may be issued in one or more Tranches. Except as provided in the foregoing paragraph, all Securities of a Tranche shall have the same issue date, maturity date, interest rate or method of determining interest, and, in the case of Original Issue Discount Securities, the same issue price.

Section 2.4 Authentication and Delivery of Securities

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any Series having attached thereto appropriate Coupons, if any, executed by the Company to any Trustee for authentication, and such Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by both (a) the chairman of its Board of Directors, or any vice chairman of its Board of Directors, or its president or any vice president or any treasurer or assistant treasurer and (b) by any other treasurer or any other assistant treasurer, secretary or any assistant secretary without any further action by the Company. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with and (subject to Section 6.1) shall be fully protected in relying upon:

(1) a certified copy of any resolution or resolutions of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (2) below;

(2) a copy of any resolution or resolutions of the Board of Directors relating to such Series, in each case certified by the secretary or an assistant secretary of the Company;

(3) an executed supplemental indenture, if any;

(4) an Officers’ Certificate setting forth the form and terms of the Securities of such Series as required pursuant to Section 2.1 and Section 2.3, respectively, and prepared in accordance with Section 12.5, if any;

(5) an Opinion of Counsel, prepared in accordance with Section 12.5, which shall state the following or which shall otherwise be satisfactory to the Trustees:

(a) that the form or forms and terms of such Securities and Coupons, if any have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.1 and Section 2.3 in conformity with the provisions of this Indenture;

(b) that such Securities and Coupons, if any have been duly authorized, and, when authenticated and delivered by the applicable Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, and the Guarantor if a Guaranty is provided by the Guarantor in respect of such Securities, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(c) that all laws and requirements in respect of the execution and delivery by the Company of the Securities and Coupons, if any, and the related supplemental indenture, if any, have been complied with;

(d) the registration statement, if any, relating to the Securities of such series and any amendments thereto has become effective under the Securities Act of 1933 and to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened;

(e) no consent, approval, authorization or order of any court or governmental agency or body in the United States or Canada, as the case may be, is required for the issuance of the Securities of such Series, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction in the United States in connection with the purchase and distribution of the Securities of such Series;

(f) neither the issue nor sale of the Securities of such Series will contravene the charter or by-laws of the Company or will conflict with, result in a breach of or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or is bound, or any order or regulation known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its Subsidiaries; and

(g) the authentication and delivery of the Securities of such series by the Trustee(s) in accordance with the directions of the Company so to do, and the Company’s execution and delivery of the Securities of such series, will not violate the terms of this Indenture;

provided, however, that in the case of any Series issuable in Tranches, if any Trustee has previously received the documents referred to in Sections 2.4(1)-(5) with respect to such Series, such Trustee shall authenticate and deliver Securities of such Series executed and delivered by the Company for original issuance upon receipt by such Trustee of the applicable Company Notice.

A Trustee shall have the right to decline to authenticate and deliver any Securities and Coupons, if any, under this Section if such Trustee, being advised by counsel, determine that such action may not lawfully be taken by the Company or if the issue of such Securities pursuant to this Indenture will affect such Trustee’s own rights, duties or immunities under this Indenture in a manner not reasonably acceptable to such Trustee.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to any Trustee for cancellation as provided in Section 2.10, together with a written statement (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.5 Execution of Securities

The Securities shall be signed on behalf of the Company by both its (a) chairman or its president or any vice president and (b) its treasurer or any assistant treasurer or its corporate secretary or any assistant secretary or another vice president, which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by a Trustee. Any Coupons attached to any Unregistered Security shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company.

In case any officer of the Company who shall have signed any of the Securities or Coupons shall cease to be such officer before the Security or Coupon so signed shall be authenticated (in the case of the Securities) and delivered by any Trustee or disposed of by the Company, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Company; and any Security or Coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

Section 2.6 Certificate of Authentication

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by a Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by a Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

The Trustees shall not authenticate or deliver any Unregistered Security until any matured Coupons appertaining thereto have been detached and cancelled, except as otherwise provided or permitted by this Indenture.

Section 2.7 Denomination and Date of Securities; Payments of Interest

The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Securities of any Series, the Securities of such Series shall be issuable in denominations of $1,000 and any multiple thereof, which may be in Dollars, Canadian Dollars or any Foreign Currency, and interest shall be computed on the basis of a 365-day year (or a 366-day year in the case of a leap year). For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to any rate of interest payable under a Security, which is to be calculated on any basis other than a full calendar year, may be determined by multiplying the rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable and the denominator of which is the number of days comprising such other basis. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of any Trustee as evidenced by the execution and authentication thereof.

Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.3.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid, in the case of Registered Securities, to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest and, in the case of Unregistered Securities, upon surrender of the Coupon appertaining thereto in respect of the interest due on such interest payment date.

The term “record date” as used with respect to any interest payment date (except for a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular Series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the close of business on the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the close of business on the first day of such calendar month, whether or not such record date is a Business Day.

Any interest on any Security of any Series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called “defaulted interest” for the purpose of this Section) shall forthwith cease to be payable to the Registered Holder on the relevant record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

(1) The Company may elect to make payment of any defaulted interest to the persons in whose names any such Registered Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustees in writing of the amount of defaulted interest proposed to be paid on each Security of such Series and the date of the proposed payment, and at the same time the Company shall deposit with any Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustees shall fix a special record date for the payment of such defaulted interest in respect of Registered Securities of such Series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustees of the notice of the proposed payment. The Trustees shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Registered Securities of such Series shall be paid to the person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any defaulted interest on the Registered Securities of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that Series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustees of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustees.

Any defaulted interest payable in respect of any Security of any Series which is not a Registered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustees in such manner that there is no discrimination as between the Holders of Registered Securities and other Securities of the same Series, and notice of the payment date therefor shall be given by the Trustees, in the name and at the expense of the Company, by publication at least once in a newspaper of general circulation in New York, New York and London, England or, in the case of Securities denominated in Canadian Dollars, by publication at least once in a newspaper of general circulation in Toronto, Canada.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.8 Registration, Transfer and Exchange

The Company will keep at the office or agency of the Trustees to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article Two provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustees.

Upon due presentation for registration of transfer of any Registered Security of any Series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Company shall execute and any Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same Series in authorized denominations for a like aggregate principal amount.

At the option of the Holder thereof, Unregistered Securities of a Series, which by their terms are registerable as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Registered Securities of such Series, as may be issued by the terms thereof. At the option of the Holder thereof, Registered Securities of a Series, which by their terms provide for the issuance of Unregistered Securities, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Unregistered Securities of such Series. Securities so issued in exchange for other Securities shall be of any authorized denomination and of like principal amount and maturity date, interest rate or method of determining interest, and shall be issued upon surrender of the Securities for which they are to be exchanged and, in the case of Coupon Securities, together with all unmatured Coupons and matured Coupons in default appertaining thereto, at the office of the Company provided for in Section 3.2 and upon payment, if the Company shall require, of charges provided therein. Unregistered Securities of any Series issued in exchange for Registered Securities of such Series between the regular record date for such Registered Security and the next interest payment date will be issued without the Coupon relating to such interest payment date, and Unregistered Securities surrendered in exchange for Registered Securities between such dates shall be surrendered without the Coupon relating to such interest payment date. Whenever any Securities are so surrendered for exchange, the Company shall execute, and any Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustees receive a certificate signed by the person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the United States Department of the Treasury, or shall be notified by the Company that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustees if the Trustees or such agent shall have, or shall have been notified in writing by the Company that the Company has, actual knowledge that such certificate is false.

Upon presentation for registration of any Unregistered Securities of any Series which by its terms is registerable as to principal, at the office or agency of the Company to be maintained as provided in Section 3.2, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transferable on the registry books of the Company upon presentation of such Security at such office or agency for similar notation thereon, but such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. Except as otherwise provided pursuant to Section 2.3 hereof, Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.

Unregistered Securities shall be transferable by delivery, except while registered as to principal. Registration of any Coupon Security shall not effect the transferability by delivery of the Coupons appertaining thereto which shall continue to be payable to bearer and transferable by delivery.

All Securities and Coupons issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Coupons surrendered upon such transfer or exchange.

Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustees) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustees duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 2.11, 8.5 or 12.3 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities for redemption under Article Twelve or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not redeemed.

Section 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities

In case any temporary or definitive Security or Coupon shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, any Trustee shall authenticate and deliver, a new Security of the same Series or Coupon, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or Coupon, or in lieu of and substitution for the Security or Coupon so destroyed, lost or stolen. In every case the applicant for a substitute Security or Coupon shall furnish to the Company and to the Trustees and to any agent of the Company or the Trustees such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Upon the issuance of any substitute Security or Coupon, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon); provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of such Coupons at an office or agency of the Company located outside of the United States or Canada, unless otherwise provided pursuant to 2.3, if the applicant for such payment shall furnish to the Company and to the Trustees and any agent of the Company or the Trustees such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustees and any agent of the Company or the Trustees evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

Every substitute Security of any Series or Coupon issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such Series or Coupons duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by the law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Securities

All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund and all Coupons surrendered for payment or exchange, shall, if surrendered to the Company or any agent of the Company or either of the Trustees, be delivered to either of the Trustees for cancellation or, if surrendered to either of the Trustees, shall be cancelled by such Trustee; and no Securities or Coupons shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. A Trustee shall dispose cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities and Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities and Coupons unless and until the same are delivered to a Trustee for cancellation.

Section 2.11 Temporary Securities

Pending the preparation of definitive Securities for any Series, the Company may execute and any Trustee shall authenticate and deliver temporary Securities for such Series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustees). Temporary Securities of any Series may be issued as Registered Securities or Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such Series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustees. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustees upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such Series and thereupon temporary Securities of such Series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.2, and any Trustee shall authenticate and deliver in exchange for such temporary Securities of such Series a like aggregate principal amount of definitive Securities of the same Series of authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Securities of any Series shall be entitled to the same benefits under this Indenture as definitive Securities of such Series.

Section 2.12 Currency and Manner of Payments in Respect of Securities

(a) With respect to Registered Securities of any Series with respect to which the Holders of such Securities have not made the election provided for in paragraph (b) below, the following payment provisions shall apply:

(1) Except as provided in subparagraph (a)(2) or in paragraph (e) below, payment of the principal of any Registered Security will be made at the Place of Payment by delivery of a check, or by wire or other electronic means, in the Currency in which the Security is denominated on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check, or by wire or other electronic means, in the Currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security register.

(2) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(b) With respect to Registered Securities of any Series, the following payment provisions shall apply, except as otherwise provided in paragraphs Section 2.12(e) and (f) below:

(1) The Board of Directors may provide with respect to any Series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the Currencies which may be designated for such election in such Security by delivering to the Trustees a written election, to be in form and substance satisfactory to the Trustees, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustees (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Company pursuant to Article Twelve). Any Holder of any such Security who shall not have delivered any such election to the Trustees not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in the relevant Currency as provided in paragraph Section 2.12(a) of this Section 2.12. Payment of principal shall be made on the payment date against surrender of such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing a check, or by wire or other electronic means, in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Security register.

(2) Payment of the principal of and interest on such Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(c) Payment of the principal of any Unregistered Security and of interest on any Coupon Security will be made at such place or places outside the United States or Canada as may be designated by the Company by any appropriate method only in the Currency in which the Security is payable (except as provided in paragraph (e) below) on the payment date against surrender of the Unregistered Security, in the case of payment of principal, or the relevant Coupon, in the case of payment of interest. Except as provided in paragraph (e) below, payment with respect to Unregistered Securities and Coupons will be made by check, or by wire or other electronic means, subject to any limitations on the methods of effecting such payment as shall be specified in the terms of the Security established as provided in Section 2.3 and as shall be required under applicable laws and regulations. Payment of the principal of and interest on Unregistered Securities may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(d) Not later than the fourth Business Day after the record date for each payment date, the Trustees will deliver to the Company a written notice specifying, in the Currency in which each Series of the Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and in respect of the Registered Securities as to which the Holders shall have elected to be paid in another Currency as provided in paragraph (b) above. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the second Business Day preceding such record date the Company will deliver to the Trustees an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities who have elected payment in another Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the second Business Day (the “Valuation Date”) prior to such payment date and set forth in the applicable Exchange Rate Officer’s Certificate.

(e) If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable, then with respect to each date for the payment of principal of, premium, if any, and interest on the applicable Foreign Currency denominated Securities occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Company to the Trustees and by the Trustees or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Currency Determination Agent in the manner provided in paragraphs (g) or (h) below.

(f) If the Holder of a Registered Security elects payment in a specified Currency as provided for by paragraph (b) and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars.

(g) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(h) The “Dollar Equivalent of the Currency Unit” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.

(i) For purposes of this Section 2.12 the following terms shall have the following meanings:

A “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit, including but not limited to the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units or fractions thereof which such Component Currency represented in the relevant currency unit, including but not limited to the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Market Exchange Rate” shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more Currencies for which an exchange rate is required, the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Currency Determination Agent shall deem appropriate. Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustees for the relevant series of Securities and all Holders of such Securities.

In the event that a Conversion Event has occurred with respect to a Foreign Currency, the Company, after learning thereof, will immediately give notice thereof to the Trustees (and the Trustees will promptly thereafter give notice in the manner provided in Section 12.4 to the affected Holders) specifying the Conversion Date. In the event that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Company, after learning thereof, will immediately give notice thereof to the Trustees (and the Trustees will promptly thereafter give notice in the manner provided in Section 12.4 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Company, after learning thereof, will similarly give notice to the Trustees.

The Trustees shall be fully justified and protected in relying on and acting upon the information so received by it from the Company and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine or otherwise confirm such information independently.

Section 2.13 Compliance with Certain Laws and Regulations

If any Unregistered Securities or Coupon Securities are to be issued in any Series of Securities, the Company will use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that Unregistered Securities or Coupon Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company.

Section 2.14 CUSIP Numbers

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustees shall indicate the “CUSIP” or “ISIN” numbers of the Securities in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustees of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15 Securities in Global Form

If Securities of or within a Series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company order to be delivered to any Trustee pursuant to Section 2.4 or Section 2.11. Subject to the provisions of Section 2.4 and, if applicable, Section 2.11, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 2.5 or Section 12.5 and need not be accompanied by an Opinion of Counsel.

The provisions of the last paragraph of Section 2.4 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustees the Security in global form together with written instructions (which need not comply with Section 12.5 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last paragraph of Section 2.4.

Notwithstanding the provisions of Section 3.1, unless otherwise specified as contemplated by Section 2.4, payment of principal of and interest on any Security in permanent global form shall be made to the Person or Persons specified in such Security.

ARTICLE THREE

COVENANTS OF THE ISSUER AND GUARANTOR

Section 3.1 Payment of Principal and Interest

The Company covenants and agrees for the benefit of each Series of Securities that it will duly and punctually pay or cause to be paid (in the Currency or currency unit in which the Securities of such Series and Coupons, if any, are payable, except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in, Section 2.12(b), Section 2.12(e) and Section 2.12(f) hereof) the principal of, and interest on, each of the Securities of such Series in accordance with the terms of the Securities of such Series, any Coupons appertaining thereto and this Indenture.

The interest on Unregistered Securities shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature at the office of a Paying Agent outside the United States or Canada. The interest on any temporary Unregistered Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender of such Coupon, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.

Section 3.2 Offices for Payment, etc

So long as any of the Securities remain outstanding, the Company will maintain the following for each Series: at least one office or agency (a) at the Place of Payment for such Securities where the Securities may be presented for payment and where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (b) where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustees written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office of either of the Trustees. Unless otherwise specified in respect of a Series of Securities pursuant to Section 2.3, the Canadian Trustee is appointed Paying Agent and Registrar in respect of all Series of Securities.

So long as any Coupon Securities or Unregistered Securities of any Series remain outstanding, the Company will (except as specified pursuant to Section 2.3) maintain one or more offices or agencies outside the United States in such city or cities as may be specified elsewhere in this Indenture or as contemplated by Section 2.3, and shall maintain such office or offices for a period of two years (or any period thereafter for which it is necessary in order to conform to United States tax laws or regulations) after the principal on such Coupon Securities or Unregistered Securities has become due and payable, with respect to such Series where Coupons appertaining to Securities of such Series or Unregistered Securities of such Series may be surrendered or presented for payment, or surrendered for exchange pursuant to Section 2.8 and where notices and demands to or upon the Company in respect of Coupons appertaining to Securities of such Series or the Unregistered Securities of such Series or of this Indenture may be served. The Company will give prompt written notice to the Trustees of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustees with the address thereof, presentations, surrenders, notices and demands in respect of Unregistered Securities may be made or served at the Corporate Trust Office of the Trustees and the corporate trust office of any authenticating agent appointed hereunder, and presentations, surrenders, notices and demands in respect of Coupons appertaining to Securities of any Series and Unregistered Securities may be made or served at the corporate trust office of the Trustees in the other city or cities referred to above; and the Company hereby appoints the Trustees and any authenticating agent appointed hereunder its agents to receive all such presentations, surrenders, notices and demands.

Section 3.3 Appointment to Fill a Vacancy in Office of Trustee

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each Series of Securities hereunder and so that at all times at least one Trustee is a corporation organized under the laws of Canada or any Province thereof and authorized under such laws to carry on trust business therein.

Section 3.4 Paying Agents

Whenever the Company shall appoint a Paying Agent other than the Trustees with respect to the Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustees an instrument in which such Agent shall agree with the Trustees, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such Agent for the payment of the principal of or interest on the Securities of such Series or Coupons (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such Series or Coupons) in trust for the benefit of the Holders of the Securities of such Series or Coupons or of the Trustees, and upon the occurrence of an Event of Default and upon the written request of the Trustees, pay over all such sums received by it to the Trustees,

(b) that it will give the Trustees notice of any failure by the Company (or by any other obligor on the Securities of such Series) to make any payment of the principal of or interest on the Securities of such Series or Coupons when the same shall be due and payable, and

(c) that it will give the Trustees notice of any change of address of any Holder of which it is aware.

The Company will, on (if prior to 10 a.m. New York City time) or prior to each due date of the principal of or interest on the Securities of such Series or Coupons, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustees) the Company will promptly notify the Trustees of any failure to take such action.

If the Company shall act as its own Paying Agent with respect to the Securities of any Series or Coupons, it will, on or before each due date of the principal of or interest on the Securities of such Series or Coupons, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such Series or Holders of such Coupons a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustees of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all Series of Securities or Coupons hereunder, or for any other reason, pay or cause to be paid to the Trustees all sums held in trust for any such Series by the Company or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustees upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.

Section 3.5 Written Statement to Trustees

Each of the Company and the Guarantor will deliver to the Trustees for each Series of Securities at least once in every twelve month period beginning on the date hereof, on or before a date not more than four months after the end of each of its fiscal years ending after the date hereof during which any Securities are outstanding, and, in addition, at any other time on the demand of a Trustee, a written statement, signed by two of its officers (which need not comply with Section 12.5), stating that in the course of the performance of their duties as officers of the Company or the Guarantor, as applicable, they would normally have knowledge of any default by the Company or the Guarantor, as applicable, in the performance or fulfillment of, or compliance with, any covenant, agreement, condition or other requirement contained in this Indenture, which default would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default with respect to such Series, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

Section 3.6 Limitation on Liens

(a) The Guarantor will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed (hereinafter in this Article Three called “Debt”), secured by a mortgage, security interest, pledge, lien or other encumbrance (mortgages, security interests, pledges, liens and other encumbrances being hereinafter in this Article Three called “mortgage” or “mortgages”) upon any Principal Property of the Guarantor or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted

Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired), without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Guaranty (together with, if the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Restricted Subsidiary ranking equally with the Guaranty and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Guarantor, prior to) such Debt so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

(i) mortgages on property, shares of stock or indebtedness (hereinafter in this Article Three called “property”) of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(ii) mortgages on property existing at the time of acquisition of the affected property by the Guarantor or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Guarantor or a Restricted Subsidiary or to secure any Debt incurred by the Guarantor or a Restricted Subsidiary prior to, at the time of, or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Guarantor or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located which in the opinion of the Guarantor Board was, prior to such construction or improvement, substantially unimproved for the use intended by the Guarantor or such Restricted Subsidiary;

(iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Guarantor or to another Restricted Subsidiary;

(iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Guarantor or a Restricted Subsidiary provided, however, that any such mortgages do not attach to or affect property theretofore owned by the Guarantor or such Restricted Subsidiary;

(v) mortgages on property owned or leased by the Guarantor or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

(vi) mortgages existing at the date of this Indenture;

(vii) landlords’ liens on fixtures located on premises leased by the Guarantor or a Restricted Subsidiary in the ordinary course of business;

(viii) mortgages on property of the Guarantor or a Restricted Subsidiary to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such mortgages if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

(ix) mortgages arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States or any state thereof;

(x) mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

(xi) any mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

(xiii) mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

(xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (xiii), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement mortgage shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

(b) Notwithstanding the foregoing provisions of this Section, the Guarantor and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Guarantor and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (xiv) above) including any Attributable Debt that is deemed to be “Debt” pursuant to Section 3.7 for purposes of this Section 3.6, does not at the time exceed 10% of Consolidated Total Assets, as shown on the latest quarterly consolidated financial statements of the Guarantor preceding the date of determination.

Section 3.7 Limitation on Sale and Lease-Back

The Guarantor will not, nor will the Guarantor permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property of the Guarantor or any Restricted Subsidiary (whether such Principal Property is now owned or hereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such person (herein referred to as a “Sale and Lease-Back Transaction”), unless (a) the Guarantor or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.6, to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Section 3.6 and this Section 3.7 to be Debt subject to the provisions of Section 3.6; or (b) the Guarantor shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Guarantor or any Restricted Subsidiary (other than Debt owned by the Guarantor or any Restricted Subsidiary and other than Debt of the Guarantor which is subordinated to the Guaranty) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Attributable Debt.

The term “Attributable Debt” shall mean the present value (discounted at the actual percentage rate inherent in such arrangement as determined in good faith by the Guarantor, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease applicable to such arrangement (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Any determination of any actual percentage rate inherent in any such arrangement made in good faith by the Guarantor shall be binding and conclusive, and the Trustees shall have no duty with respect to any determination made under this Section 3.7.

Section 3.8 Additional Amounts

If Securities of a Series provide for the payment of additional amounts to any Holder in respect of any tax, duty, levy, assessment or other governmental charge (“Additional Amounts”), the Company will pay to the Holder of any Security of such Series or any Coupon appertaining thereto such Additional Amounts as may be so provided by Section 2.3. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of a Series or payment of any related Coupon or the net proceeds received on the sale or exchange of a Security of a Series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for by the terms of such Series established pursuant to Section 2.3 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 2.3, if the Securities of a Series provide for the payment of Additional Amounts, at least 10 days prior to each date of payment of principal or interest on which any Additional Amount shall be payable, the Company will furnish the Trustees and the Company’s principal Paying Agent or Paying Agents, if other than the Trustees, with a compliance certificate instructing the Trustees and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of Securities of that Series or any related Coupons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding shall be required, then such compliance certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that Series or related Coupons and the Company will pay to the Trustees or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustees and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section or in the event the Trustees shall not withhold or deduct any sums as a result of the non-receipt of a compliance certificate pursuant to this Section.

Section 3.9 Calculation of Original Issue Discount

The Company shall file with the Trustees promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986 or Income Tax Act (Canada) as applicable, as amended from time to time.

ARTICLE FOUR

SECURITYHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 4.1 Company to Furnish Trustees Information as to Names and Addresses of Securityholders

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustees for the Securities of each Series a list in such form as the Trustees may reasonably require of the names and addresses of the Holders of the Registered Securities of each Series:

(a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest bearing securities in each year, and

(b) at such other times as the Trustees may request in writing, within 30 days after receipt by the Company of any such request such list to be as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as any Trustee shall be the Security registrar for such Series, such list shall not be required to be furnished but in any event the Company shall be required to furnish such information concerning the Holders of Coupon Securities and Unregistered Securities which is known to it; provided, further, that the Company shall have no obligation to investigate any matter relating to any Holder of an Unregistered Security or any Holder of a Coupon.

Section 4.2 Preservation and Disclosure of Securityholders’ Lists

(a) The Trustee for the Securities of each Series shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each Series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by any Trustee in its capacity as Security registrar for such Series, if so acting. The Trustees may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.

(b) In case three or more Holders of Registered Securities of any Series (hereinafter referred to as “applicants”) apply in writing to a Trustee and furnish to such Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular Series (in which case the applicants must all hold Securities of such Series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then such Trustee shall, within five business days after the receipt of such application, at its election, either

(i) afford to such applicants access to the information preserved at the time by the Trustees in accordance with the provisions of subsection (a) of this Section 4.2, or

(ii) inform such applicants as to the approximate number of Holders of Securities of such Series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustees, in accordance with the provisions of subsection (a) of this Section, as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustees shall elect not to afford to such applicants access to such information, the Trustees shall, upon the written request of such applicants, mail to each Securityholder of such Series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustees in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustees of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustees shall mail to such applicants, a written statement to the effect that, in the opinion of the Trustees, such mailing would be contrary to the best interests of the Holders of Securities of such Series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustees shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustees that neither the Company nor the Trustees nor any agent of the Company or the Trustees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).

Section 4.3 Reports by the Company

The Company covenants:

(a) So long as any of the Securities of each Series remain Outstanding, the Company shall file with the Trustees, within 15 days after the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commissioner may from time to time by rules and regulations prescribe) which the Guarantor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The filing of such reports, information and documents with the Guarantor on EDGAR (or any successor system thereto) shall be deemed to constitute filing of such reports, information and documents with the Trustees; provided, however that the Company shall provide a physical or electronic copy thereof to the Trustees. In the event that the Guarantor is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustees with reports containing substantially the same information as would have been required to be filed with the Commission had the Guarantor continued to have been subject to such reporting requirements.

Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers’ Certificates).

Section 4.4 Statement by Officers as to Default

The Company shall deliver to the Trustees, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE FIVE

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default

In case one or more of the following Events of Default (unless it is either expressly indicated as inapplicable to a particular Series in the instrument establishing such Series or it is specifically deleted from or modified in the instrument establishing such Series and the form of Security for such Series) shall have occurred and be continuing with respect to any Series of Securities, that is to say:

(a) default in the payment of any installment of interest upon any Security of such Series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of any Security of such Series as and when the same shall become due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise; or

(c) failure on the part of the Company or the Guarantor to duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor, respectively, in the Securities of such Series, or in this Indenture contained and relating to such Series, for a period of 90 days after the date on which written notice specifying such failure and requiring the Company or the Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given by registered or certified mail to the Company by a Trustee for the Securities of such Series, or to the Company and a Trustee by the Holders of at least twenty-five percent in aggregate principal amount at maturity of the Securities of such Series at the time outstanding; or

(d) the Company or the Guarantor shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Company or the Guarantor shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator, sequestrator or similar official of, or for, the Company or the Guarantor or any substantial portion of the property of the Company or the Guarantor, respectively ; or the Company or the Guarantor shall commence any proceeding relating to the Company or the Guarantor, respectively, or any substantial portion of the property of the Company or the Guarantor, respectively, under any insolvency, reorganization, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this subsection (d) called “Proceeding”); or if there shall be commenced against the Company or the Guarantor any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or a receiver, trustee, liquidator or sequestrator of, or for, the Company or the Guarantor, respectively, or any substantial portion of the property of the Company or the Guarantor shall be appointed and shall not be discharged within a period of 60 days; or the Company or the Guarantor by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator, sequestrator or similar official of, or for, the Company or the Guarantor, respectively, or any substantial portion of the property of the Company or the Guarantor, respectively; provided that a resolution or order for winding-up the Company or the Guarantor with a view to its consolidation or merger with another company or the transfer of its assets as a whole, or substantially as a whole, to such other company as provided in Section 9.1 shall not make the rights and remedies herein enforceable under this subsection (d) of Section 5.1 if such last-mentioned company shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in Section 9.1; or

(e) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such Series of Securities is issued or in the form of Security for such Series;

then and in each and every such case, so long as such Event of Default with respect to such Series shall not have been remedied or waived, unless the principal of all Securities of such Series shall have already become due and payable, either one of the Trustees for such Series or the Holders of not less than twenty-five percent in aggregate principal amount at maturity of the Securities of such Series then Outstanding hereunder, by notice in writing to the Company (and to the Trustees if given by such Holders), may declare the principal (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) of all the Securities of such Series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such Series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal of the Securities of such Series (or, in the case of Original Issue Discount Securities, such principal amount as may be determined in accordance with the terms thereof) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustees a sum sufficient to pay in the Currency in which the Securities of such Series are payable (except as otherwise provided pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof) all matured installments of interest, if any, upon all the Securities of such Series and the principal of any and all Securities of such Series which shall have become due otherwise than by such acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate borne by the Securities of such Series (or, in the case of Original Issue Discount Securities, at the yield to maturity) to the date of such payment or deposit) and in Dollars or Canadian Dollars, as applicable, such amount as shall be sufficient to cover reasonable compensation to the Trustees, its agents, attorneys and counsel and all other expenses and liabilities incurred, and all advances made, by the Trustees, its agents, attorneys and counsel and any and all defaults under this Indenture, other than the nonpayment of the principal of Securities of such Series which shall have become due by such acceleration, shall have been remedied then and in every such case the Holders of a majority in aggregate principal amount at maturity of the Securities of such Series then Outstanding, by written notice to the Company and to the Trustees for the Securities of such Series, may waive all defaults in respect of such Series and rescind and annul such declaration and its consequences in respect of such Series; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default in respect of such Series or shall impair any right consequent thereon.

Section 5.2 Collection of Indebtedness by Trustees; Trustees May Prove Debt

The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any Series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity of the Securities of such Series or upon any redemption or by declaration or otherwise, then upon demand of the Trustees for the Securities of such Series, the Company will pay to the Trustees for the Securities of such Series for the benefit of the Holders of the Securities of such Series and the Holders of any Coupons appertaining thereto the whole amount that then shall have become due and payable on all Securities of such Series or such Coupons for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustees and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustees and each predecessor Trustee.

Until such demand is made by the Trustees, the Company may pay the principal of and interest on the Securities of any Series to the persons entitled thereto, whether or not the principal of and interest on the Securities of such Series are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustees for the Securities of such Series, in their own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities and Coupons, wherever situated, the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Company or any other obligor upon the Securities and Coupons (including the Guarantor, if applicable) under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or other obligor under the Securities of any Series and Coupons, if any, or to the creditors or property of the Company or such other obligor, the Trustees, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustees shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal (or, if the Securities of such Series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to the Securities of such Series pursuant to a declaration in accordance with Section 5.1 hereof) and interest owing and unpaid in respect of the Securities of any Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustees (including any claim for reasonable compensation to the Trustees and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustees and each predecessor Trustee,) and of the Securityholders and the Holders of any Coupons appertaining thereto allowed in any judicial proceedings relative to the Company or other obligor upon all Securities of any Series, or to the creditors or property of the Company or such other obligor,

(b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any Series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustees on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustees for the Securities of such Series, and, in the event that such Trustees shall consent to the making of payments directly to the Securityholders, to pay to such Trustees such amounts as shall be sufficient to cover reasonable compensation to such Trustees, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by such Trustees and each predecessor Trustee and all other amounts due to such Trustees or any predecessor Trustee pursuant to Section 6.6.

Nothing herein contained shall be deemed to authorize the Trustees to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof, or to authorize the Trustees to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities or any Coupon appertaining thereto, may be enforced by the Trustees for the Securities of such Series without the possession of any of the Securities of such Series or any Coupon appertaining thereto or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustees shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustees, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities and Holders of any Coupons in respect of which such action was taken.

In any proceedings brought by the Trustees for the Securities of such Series (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustees shall be a party), the Trustees shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities and Coupons appertaining thereto parties to any such proceedings.

Section 5.3 Application of Proceeds

Any moneys collected by the Trustees for the Securities of such Series pursuant to this Article in respect of the Securities of any Series shall be applied in the following order at the date or dates fixed by such Trustees and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and any Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such Series in reduced principal amounts in exchange for the presented Securities of like Series if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to such Series in respect of which moneys have been collected, including reasonable compensation to the Trustees and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustees and each predecessor Trustee and all other amounts due to the Trustees or any predecessor Trustee pursuant to Section 6.6;

SECOND: In case the principal of the Securities of such Series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such Series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustees) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such Series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustees) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such Series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such Series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such Series over any other Security of such Series, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.

Section 5.4 Suits for Enforcement

In case an Event of Default has occurred, has not been waived and is continuing, the Trustees may in their discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustees shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustees by this Indenture or by law.

Section 5.5 Restoration of Rights on Abandonment of Proceedings

In case the Trustees for the Securities of any Series shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustees, then and in every such case the Company and the Trustees shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustees and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.6 Limitations on Suits by Securityholders

No Holder of any Security of any Series or Holder of any Coupon shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustees written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then

Outstanding shall have made written request upon one or both of the Trustees to institute such action or proceedings in their own name as trustee hereunder and shall have offered to such Trustees such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby and one or both of Trustees for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to such Trustees pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security and by a Holder of each Coupon appertaining thereto with every other taker and Holder of a Security or Holder of any Coupon appertaining thereto and the Trustees, that no one or more Holders of Securities of any Series or one or more Holders of any Coupons appertaining thereto shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or any other Holders of such Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable Series and all the Holders of Coupons appertaining thereto. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustees shall be entitled to such relief as can be given either at law or in equity.

Section 5.7 Unconditional Right of Securityholders to Institute Certain Suits

Notwithstanding any provision in this Indenture and any provision of any Security or Coupon, the right of any Holder of any Security and the right of any Holder of any Coupon appertaining thereto to receive payment of the principal of and interest on such Security at the respective rates, in the respective amount and in the Currency therein prescribed on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default

Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustees or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustees or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustees, to the Securityholders or to the Holder of any Coupon appertaining thereto may be exercised from time to time, and as often as shall be deemed expedient, by the Trustees, the Securityholders or Holders of any Coupon.

Section 5.9 Control by Securityholders

The Holders of a majority in aggregate principal amount of the Securities of each Series affected (with each Series treated as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustees shall have the right to decline to follow any such direction if the Trustees, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustees in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustees shall determine that the action or proceedings so directed would involve the Trustees in personal liability or if the Trustees in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all Series or of the Holders of any Coupons appertaining thereto so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustees shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustees in its discretion to take any action deemed proper by the Trustees and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10 Waiver of Past Defaults

Prior to the declaration of the acceleration of the maturity of the Securities of any Series as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such Series at the time Outstanding may on behalf of the Holders of all the Securities of such Series and Holders of all Coupons, if any, appertaining thereto waive any past default hereunder or its consequences, except a default in the payment of the principal of or interest on any of the Securities of such Series. In the case of any such waiver, the Company, the Trustees, the Holders of the Securities of such Series and the Holder of any Coupon appertaining thereto shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.11 Trustees to Give Notice of Default, But May Withhold in Certain Circumstances

The Trustees shall transmit to the Securityholders of any Series notice in the manner and to the extent provided in Section 12.4, of all defaults which have occurred with respect to such Series, such notice to be transmitted within the earlier of (i) 90 days after the occurrence thereof; or (ii) 30 days after the Trustees become aware of such occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such Series or any default in the payment of any sinking fund installment or analogous obligation in respect of any of the Securities of such Series, the Trustees shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Trustees in good faith determines that the withholding of such notice is in the best interests of the Securityholders of such Series and so advises the Company and the Guarantor in writing.

Section 5.12 Right of Court to Require Filing of Undertaking to Pay Costs

All parties to this Indenture agree, and each Holder of any Security and each Holder of any Coupon, by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustees for any action taken, suffered or omitted by it as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustees, to any suit instituted by any Securityholder or group of Securityholders of any Series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such Series, or, in the case of any suit relating to or arising under clause (d) of Section 5.1 (if the suit relates to Securities of more than one but less than all Series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (d) (if the suit under clause (d) relates to all the Securities then Outstanding), or (e) of Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

ARTICLE SIX

CONCERNING THE TRUSTEE

Section 6.1 Duties and Responsibilities of the Trustees; During Default; Prior to Default

With respect to the Holders of any Series of Securities issued hereunder, the Trustees, prior to the occurrence of an Event of Default with respect to the Securities of a particular Series and after the curing or waiving of all Events of Default which may have occurred with respect to such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a Series has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustees shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustees from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to the Securities of any Series and after the curing or waiving of all such Events of Default with respect to such Series which may have occurred:

(i) the duties and obligations of the Trustees with respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

(ii) in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) each Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) each Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require any Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the conditions of this Section 6.1 and where applicable by law to such Trustee, to the provisions of the Trust Indenture Act to the extent that it is applicable and the applicable law.

(d) In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, each Trustee shall act honestly, in good faith and with a view to the best interest of Securityholders and exercise that degree of care, diligence and skill of a reasonably prudent trustee and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Canadian Trustee as a fiduciary hereunder.

Section 6.2 Certain Rights of the Trustees

Subject to Section 6.1:

(a) each Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustees by a copy thereof certified by the secretary or any assistant secretary of the Company;

(c) each Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustees shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustees security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) each Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document but the Trustees, in their discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) each Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustees shall not be deemed to have notice of any default or Event of Default (other than any Event of Default under Section 5.1(a) or (b)) unless a Responsible Officer of the Trustees has actual knowledge thereof or unless written notice of such default or Event of Default is received by any Trustee at the Corporate Trust Office of such Trustee and such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j) each Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by and person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) each Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(l) in no event shall the Trustees be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.3 Trustees Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof

The recitals contained herein and in the Securities, except the Trustees’ certificate of authentication, shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness of the same. The Trustees make no representation as to the validity or sufficiency of this Indenture or of the Securities or the Coupons. The Trustees represent that they are duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustees shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 6.4 Trustees and Agents May Hold Securities; Collections, etc,

The Trustees, any Paying Agent, Security registrar, or any agent of the Company or the Trustees, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustees or such agent and, subject to Section 6.8 and 6.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustees or such agent.

Section 6.5 Moneys Held by Trustees

Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustees shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustees nor any agent of the Company or the Trustees shall be under any liability for interest on any moneys received by it hereunder.

Section 6.6 Compensation and Indemnification of Trustees

Each of the Company and the Guarantor, jointly and severally covenants and agrees to pay to the Trustees from time to time, and the Trustees shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustees in Dollars (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustees and each predecessor Trustee upon its request in Dollars for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own negligence or willful misconduct. The Company also covenants to indemnify the Trustees and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustees), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustees and each predecessor Trustee and to pay or reimburse the Trustees and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustees as such, except funds held in trust for the benefit of the Holders of particular Securities or the Holders of particular Coupons, and the Securities are hereby subordinated to such senior claim.

When the Trustees incur expenses or renders services in connection with an Event of Default specified in Section 5.1(d), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provision of this Section 6.6 shall survive the termination of this Indenture.

Section 6.7 Right of Trustees to Rely on Officers’ Certificate, etc.

Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustees shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustees, be deemed to be conclusively proved and established by an Officers’ Certificate complying with Section 12.5 delivered to the Trustees, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustees, shall be full warrant to the Trustees for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

Section 6.8 Disqualification of Trustees; Conflicting Interests

If the Trustees for the Securities of any Series has or shall acquire any conflicting interest, as defined in the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, and if the default (as defined in the Trust Indenture Act) to which such conflicting interest relates has not been cured or waived or otherwise eliminated before the end of such 90-day period, the Trustees shall, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act and this Indenture.

Section 6.9 Persons Eligible for Appointment as Trustee

At least one Trustee for each Series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority; and at least one Trustee for each Series of Securities hereunder shall at all times be a trust company organized under the laws of Canada or a province thereof and be authorized under such laws and the laws of each province of Canada to carry on trust business therein. Any Trustee which is a successor to or is appointed as a replacement of the Trustees shall meet the qualifications set out in this Section 6.9. If the U.S. Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

The Canadian Trustee represents and warrants to the Company and the Parent that it is a trust company organized under the laws of Canada or a province thereof and is authorized under such laws and the laws of each province of Canada to carry on trust business therein.

Section 6.10 Resignation and Removal; Appointment of Successor Trustee

(a) Any Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all Series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders in the manner and to the extent provided in Section 12.4. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable Series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any Series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable Series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) any Trustee shall fail to comply with the provisions of Section 6.8 with respect to any Series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

(ii) any Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Company or by any Securityholder; or

(iii) any Trustee shall become incapable of acting with respect to any Series of the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee with respect to the applicable Series of Securities and appoint a successor trustee for such Series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.12, any Securityholder who has been a bona fide Holder of a Security or Securities of such Series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of each Series at the time Outstanding may at any time remove any Trustee with respect to Securities of such Series and appoint a successor trustee with respect to the Securities of such Series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

If no successor Trustee shall have been appointed with respect to such series within 30 days after the mailing of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d) Any resignation or removal of a Trustee with respect to any Series and any appointment of a successor trustee with respect to such Series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11 Acceptance of Appointment by Successor Trustee

Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such Series of its predecessor hereunder, with like effect as if originally named as trustee for such Series hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

If a successor trustee is appointed with respect to the Securities of one or more (but not all) Series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable Series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any Series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any Series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice in the manner and to the extent provided in Section 12.4 to the Holders of Securities of any Series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee

Any corporation into which any Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 6.8 applicable to such Trustee and eligible under the provisions of Section 6.9 applicable to such Trustee, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to such Trustee shall succeed to the trusts created by this Indenture any of the Securities of any Series shall have been authenticated but not delivered, any such successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any Series shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such Series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any Series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 Preferential Collection of Claims Against the Company

If and when any Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.14 Securityholder List

A Securityholder may, upon payment to a Trustee of a reasonable fee, require such Trustee to furnish within 10 days after delivering the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Securityholder, (ii) the aggregate principal amount of Securities owned by each registered Securityholder and (iii) the aggregate principal amount of outstanding Securities, each as shown on the records of such Trustee on the day that the affidavit or statutory declaration is delivered to such Trustee. The affidavit or statutory declaration, as the case may be, shall contain (1) the name, address and occupation of the requesting Securityholder, (2) where the requesting Securityholder is a corporation, its name and address for service and (3) a statement that the list will not be used except in connection with an effort to influence the voting of the Securityholders, an offer to acquire Securities or any other matter relating to the Securities or the affairs of the Company or the Guarantor. Where the requesting Securityholder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Securityholder.

Section 6.15 Initial Appointment of Trustee

The Company hereby appoints (i) The Bank of New York Mellon Trust Company, N.A. as the initial U.S. Trustee and (ii) BNY Trust Company of Canada as the initial Canadian Trustee, and The Bank of New York Mellon Trust Company, N.A., and BNY Trust Company of Canada hereby accept such respective appointments. Notwithstanding any other provision of this Indenture, unless otherwise specified in respect of a Series of Securities pursuant to Section 2.3, if any duty or obligation of a Trustee relates to Securities denominated in Canadian Dollars and Holders thereof, the Canadian Trustee shall have such duty or obligation, and such other provision, including any reference to the U.S. Trustee therein, shall be interpreted to give effect to this paramount provision. Unless the context otherwise requires, any action to be performed by the Trustees under this Indenture (including without limitation the authentication of Notes in accordance with Article Two) may be performed by any one of the Canadian Trustee or the U.S. Trustee or both of them, and any such act shall bind both such Trustees.

ARTICLE SEVEN

CONCERNING THE SECURITYHOLDERS

Section 7.1 Evidence of Action Taken by Securityholders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all Series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustees. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustees and the Company, if made in the manner provided in this Article.

(b) The ownership of Registered Securities shall be proved by the Security register.

(c) The amount of Unregistered Securities held by any Person executing any instrument or writing as a Securityholder, the numbers of such Unregistered Securities, and the date of his holding the same may be proved by the production of such Securities or by a certificate executed by any trust company, bank, broker or member of a national securities exchange (wherever situated), as depositary, if such certificate is in form satisfactory to the Trustees, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustees. The Trustees and the Company may assume that such ownership of any Unregistered Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced, or (ii) such Unregistered Security is produced by some other person, or (iii) such Unregistered Security is surrendered in exchange for a Registered Security, or (iv) such Unregistered Security has been cancelled in accordance with Section 2.10.

Section 7.2 Proof of Execution of Instruments

Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustees or in such manner as shall be satisfactory to the Trustees.

Section 7.3 Holders to Be Treated as Owners

The Company, the Trustees and any agent of the Company or the Trustees may deem and treat the person in whose name any Security shall be registered upon the Security register for such Series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and neither the Company nor the Trustees nor any agent of the Company or the Trustees shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Section 7.4 Securities Owned by Company Deemed Not Outstanding

In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all Series have concurred in any direction, consent or waiver under this Indenture or whether a quorum is present at a meeting of Holders of Securities, Securities which are owned by the Company or the Guarantor or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustees shall be protected in relying on any such direction, consent or waiver, and for purposes of determining the presence of a quorum, only Securities which a Responsible Officer of the Trustees actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or the Guarantor or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustees in accordance with such advice. Upon request of the Trustees, the Company shall furnish to the Trustees promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company or the Guarantor to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustees shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.5 Right of Revocation of Action Taken

At any time prior to (but not after) the evidencing to the Trustees, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the corporate trust office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all Series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustees and the Holders of all the Securities affected by such action.

Section 7.6 Record Date for Determination of Holders Entitled to Vote

The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for the purpose of determining the Securityholders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Securityholders. If not set by the Company prior to the first solicitation of a Securityholder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 4.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly appointed proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Securityholders

The Company, when authorized by a resolution of its Board of Directors, the Guarantor, if applicable and when authorized by a resolution of the Guarantor Board, and the Trustees for the Securities of any and all Series may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in effect at the date of the execution thereof to the extent required by law), in form satisfactory to such Trustees, for one or more of the following purposes:

(a) to convey, transfer, assign, mortgage or pledge to the Trustees as security for the Securities of one or more Series any property or assets;

(b) to evidence the succession of another Person to the Company or the Guarantor, as applicable, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor, as applicable, pursuant to Article Nine;

(c) to add to the covenants of the Company or the Guarantor, as applicable, such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustees shall consider to be for the protection of the Holders of Securities of any or all Series and, if such additional covenants are to be for the benefit of less than all the Series of Securities stating that such covenants are being added solely for the benefit of such Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth (and if such additional Events of Default are to be for the benefit of less than all Series of the Securities stating that such Events of Default are being added solely for the benefit of such Series); provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustees upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such Series to waive such an Event of Default;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors and the Guarantor Board may deem necessary or desirable and which shall not materially and adversely affect the interests of the Holders of the Securities or the Holders of any Coupons;

(e) to establish the form or terms of Securities of any Series as permitted by Section 2.1 and Section 2.3; or

(f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one Trustee, pursuant to the requirements of Section 6.11.

The Trustees are hereby authorized to join with the Company and the Guarantor, if applicable, in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustees shall not be obligated to enter into any such supplemental indenture which affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

Section 8.2 Supplemental Indentures With Consent of Securityholders

With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each Series affected by such supplemental indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustees for such Series of Securities may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof if required by law) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such Series; provided, that no such supplemental indenture shall (a) extend the stated maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Securityholder to institute suit for payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder , or change the Currency in which the principal of any Security or any premium or the interest thereon is payable, in each case without the consent of the Holder of each Security so affected, (b) reduce the percentage in principal amount of Securities of any Series, the consent of the Holders of which is required for any such supplemental indenture or for any waiver of any past default and its consequences, without the consent of the Holders of each Security so affected, or (c) modify any of the provisions of this Section 8.2 or Section 5.10, without the consent of the Holders of each Security, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder or each Securities of such Series affected thereby.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustees for such Series of Securities of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustees for such Series of Securities shall join with the Company and the Guarantor (if applicable) in the execution of such supplemental indenture unless such supplemental indenture affects such Trustees’ own rights, duties or immunities under this Indenture or otherwise, in which case such Trustees may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company, the Guarantor (if applicable) and the Trustees of any supplemental indenture pursuant to the provisions of this Section, the Company shall give notice in the manner and to the extent provided in Section 12.4 to the Holders of Securities of each Series affected thereby at their addresses as they shall appear on the Securities register of the Company, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

For the purposes of this Section 8.2 only, if the Securities of any Series are issuable upon the exercise of warrants, each holder of an unexercised and unexpired warrant with respect to such series shall be deemed to be a Holder of Outstanding Securities of such Series in the amount issuable upon the exercise of such warrant. For such purposes, the ownership of any such warrant shall be determined by the Company in a manner consistent with customary commercial practices. The Trustees for such series shall be entitled to rely on an Officers’ Certificate as to the principal amount of Securities of such Series in respect of which consents shall have been executed by holders of such warrants.

Section 8.3 Effect of Supplemental Indenture

Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustees, the Company, the Guarantor (if applicable) and the Holders of Securities of each Series and Holders of Coupons affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 8.4 Documents to Be Given to Trustees

The Trustees, subject to the provisions of Sections 6.1 and 6.2, shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel, stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture, or such opinion that is otherwise satisfactory to the Trustees.

Section 8.5 Notation on Securities in Respect of Supplemental Indentures

Securities of any Series (including any Coupons appertaining thereto) authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the direction of the Company, a notation in form satisfactory to the Trustees for the Securities of such Series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustees shall so determine, new Securities of any Series and any Coupons appertaining thereto so modified as to conform, in the opinion of the Trustees and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustees and delivered in exchange for the Securities of such Series then Outstanding and any Coupons appertaining thereto then Outstanding.

ARTICLE NINE

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.1 Company or the Guarantor May Consolidate, etc., on Certain Terms

Subject to the provisions of Section 9.2, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation, amalgamation or merger of the Company or the Guarantor with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations, amalgamation or mergers in which the Company or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Company or the Guarantor or any other Person (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company and the Guarantor hereby covenant and agree, that upon any such consolidation, amalgamation, merger, sale, conveyance or lease, other than a merger in which the Company or the Guarantor, as applicable, is the continuing corporation, the due and punctual payment of the principal of and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company or the Guarantor, as applicable, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustees, executed and delivered to the Trustees, by the Person (if other than the Company or the Guarantor, as applicable,) formed by such consolidation or amalgamation, or with or into which the Company or the Guarantor, as applicable, shall have been merged, or by the Person which shall have acquired or leased such property.

Section 9.2 Securities to be Secured in Certain Events

If, upon any consolidation, merger, sale, conveyance or lease in relation to the Guarantor referred to in Section 9.1, or upon any consolidation, amalgamation or merger of any Restricted Subsidiary, or upon any sale, conveyance or lease of all or substantially all the property of any Restricted Subsidiary to any other corporation, any Principal Property of the Guarantor or of any Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary which is owned immediately after such consolidation, amalgamation, merger, sale, conveyance or lease by the Guarantor or a Restricted Subsidiary or a successor to the Guarantor pursuant to Section 9.1 and Section 9.3 would thereupon become subject to any mortgage, security interest, pledge, lien or encumbrance (other than a mortgage, security interest, pledge, lien or encumbrance in favor of the Guarantor, a Restricted Subsidiary or any such successor), the Guarantor, prior to or concurrently with such consolidation, amalgamation, merger, sale, conveyance or lease, will effectively provide that the Guaranty shall be secured (equally and ratably with, if the Guarantor shall determine, any other indebtedness of or guaranteed by the Guarantor or a Restricted Subsidiary ranking equally with the Guaranty) by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any theretofore existing thereon, so long as such Principal Property, shares of stock or indebtedness shall be subject to such mortgage, security interest, pledge, lien or encumbrance.

Section 9.3 Successor Person Substituted

In case of any such consolidation, amalgamation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company or the Guarantor, as applicable, prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company or the Guarantor, as applicable, and delivered to the Trustees; and, upon the order of such successor Person instead of the Company or the Guarantor, as applicable, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustees shall authenticate and shall deliver any Securities and Coupons, if any, appertaining thereto, which previously shall have been signed and delivered by the officers of the Company to the Trustees for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustees for that purpose. All of the Securities and Coupons, if any, appertaining thereto, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities and Coupons, if any, appertaining thereto, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons, if any, appertaining thereto, had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons, if any, appertaining thereto, thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or the Guarantor, as applicable shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Section 9.4 Opinion of Counsel to Trustees

The Trustees, subject to the provisions of Sections 6.1 and 6.2, shall receive an Opinion of Counsel, prepared in accordance with Section 12.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE TEN

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 10.1 Satisfaction and Discharge of Indenture

(A) If at any time (a) the Company shall have paid or caused to be paid the principal of and interest on all the Securities of any Series and Coupons, if any, appertaining thereto Outstanding hereunder (other than Securities and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustees for cancellation all Securities of any Series and Coupons theretofore authenticated (other than any Securities of such Series and Coupons which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c)(i) all the Securities of such Series and Coupons not theretofore delivered to the Trustees for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustees as trust funds the entire amount in the currency or currency unit required (other than moneys repaid by the Trustees or any Paying Agent to the Company in accordance with Section 10.4) or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient, in the opinion of a firm of independent certified public accountants, to pay at maturity or upon redemption all Securities of such Series and Coupons (other than any Securities of such Series and Coupons which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) not theretofore delivered to the Trustees for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such Series and Coupons, then this Indenture shall cease to be of further effect with respect to Securities of such Series and Coupons (except as to (i) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities and Coupons, (iii) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustees hereunder and (v) the rights of the Securityholders of such Series as beneficiaries hereof with respect to the property so deposited with the Trustees payable to all or any of them), and, subject to Section 10.5, the Trustees, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such Series; provided, that the rights of Holders of the Securities and Holders of Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Company agrees to reimburse the Trustees for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustees for any services thereafter reasonably and properly rendered by the Trustees in connection with this Indenture, the Securities of such Series and Coupons.

(B) In addition to the provisions of Section 10.1(A), the Company may terminate its obligations under the Securities of any Series and this Indenture with respect to such Series, except those obligations referred to in the penultimate paragraph of this Section 10.1, if the Company has irrevocably deposited or caused to be deposited with the Trustees at their Corporate Trust Office or such other office as the Trustees may designate, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustees, as trust funds in trust solely for the benefit of the Securityholders of such Series for that purpose, (i) cash in the currency or currency unit required or, (ii) Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a firm of independent certified public accountants, without consideration of any reinvestment of such principal or interest, to pay the principal of and interest on the outstanding Securities of such Series and Coupons to maturity or redemption, as the case may be, provided that the Trustees shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of said principal of and interest on the Outstanding Securities and Coupons of such Series.

Such irrevocable trust agreement shall include, among other things, provision for (1) payment of the principal of and interest on the Securities of such Series and Coupons when due (by redemption, sinking fund payments or otherwise), (2) the payment of the expenses of the Trustees incurred or to be incurred in connection with carrying out such trust provisions, (3) rights of registration, transfer, substitution and exchange of Securities of such Series and Coupons in accordance with the terms stated in this Indenture and (4) continuation of the rights and obligations and immunities of the Trustees as against the Securityholders of such Series as stated in this Indenture.

Notwithstanding the first paragraph of this Section 10.1(B), the Company’s obligations in Sections 2.8, 2.9, 3.1, 3.2, 3.8, 5.1, 6.5, 6.6, 6.8, 10.4 and 10.5 shall survive until the Securities of such Series and Coupons, if any, are no longer Outstanding; provided, however, that the Company’s obligations in Section 5.1 shall survive only with respect to Events of Default as defined in Sections 5.1(a), 5.1(b) and 5.1(c). Thereafter, the Company’s obligations in Sections 6.5, 6.6, 10.4 and 10.5 shall survive such satisfaction and discharge.

After any such irrevocable deposit, accompanied by an Officers’ Certificate which shall state that the provisions of the first two paragraphs of this Section 10.1(B) have been complied with, and upon delivery by the Company to the Trustees of (i) an Opinion of Counsel to the effect that either (a) as a result of such deposit and the related exercise of the Company’s option under this Section 10.1(B) registration will not be required under the Investment Company Act of 1940, as amended, by the Company, the trust funds representing such deposit or the Trustees or (b) all necessary registrations under such Act have been effected, (ii) an Opinion of Counsel to the effect that Securityholders of such Series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and discharge and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and discharge had not occurred, (iii) an Opinion of Counsel to the effect that based on applicable Canadian federal income tax law or a ruling granted by the Canada Revenue Agency, that such deposit and the exercise of the Company’s option under this Section 10.1(B) will not result in, or be deemed to result in, a taxable event or any withholding tax with respect to the Securityholders of such Series, then the Company shall be discharged of its obligations under the Securities of such Series and this Indenture with respect to such Series except for those surviving obligations specified above, and the Trustees upon request shall acknowledge in writing such discharge. Prior to the delivery of such acknowledgment, the Trustees may require the Company to deliver to it an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the deposit and discharge contemplated by this provision have been complied with, and the Trustees may also require that the Opinion of Counsel referred to in clause (i) of this paragraph shall also state that such deposit does not violate applicable law.

Section 10.2 Application by Trustees of Funds Deposited for Payment of Securities

Subject to Section 10.4, all moneys deposited with the Trustees pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities of such Series and any Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustees, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.

Section 10.3 Repayment of Moneys Held by Paying Agent

In connection with the satisfaction and discharge of this Indenture with respect to Securities of any Series or Coupons, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to such Series of Securities or Coupons shall, upon demand of the Company, be repaid to it or paid to the Trustees and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 10.4 Return of Unclaimed Moneys Held by Trustees and Paying Agent

Any moneys deposited with or paid to the Trustees or any Paying Agent for the payment of the principal of or interest on any Security of any Series or Coupons and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustees for such Series or such Paying Agent, and the Holder of the Security of such Series or Holders of Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustees or any Paying Agent with respect to such moneys shall thereupon cease.

Section 10.5 Reinstatement of Company’s Obligations

If the Trustees are unable to apply any funds or Government Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or by reason of the Trustees’ inability to convert any such funds or Government Obligations into the currency or currency unit required to be paid with respect to the Securities of such Series, the Company’s obligations under this Indenture and the Securities of any Series for which such application is prohibited shall be revived and reinstated as if no deposit had occurred pursuant to Section 10.1 until such time as the Trustees are permitted to apply all such funds or Government Obligations in accordance with Section 10.1 or is able to convert all such funds or Government Obligations; provided, however, that if the Company has made any payment of interest on or principal of any of such Securities or Coupons because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Securityholders of such Securities to receive such payment from the funds or Government Obligations held by the Trustees.

ARTICLE ELEVEN

GUARANTIES

Section 11.1 Guaranties

If a Guaranty has been provided for any particular Series of Securities pursuant to Section 2.3, the Guarantor hereby unconditionally and irrevocably guarantees, to each Holder of Securities of such Series, to each applicable Trustee and its successors and assigns (a) the full and punctual payment of all of the principal of, and any premium and interest on, the Securities of such Series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities of such Series and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each of Guaranty shall be an unsecured, unsubordinated obligation of the Guarantor ranking pari passu with other present and future unsecured, unsubordinated obligations of the Guarantor. The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that such Guarantor will remain bound under this Article Eleven notwithstanding any extension or renewal of any Guaranteed Obligation.

In addition, if a Guaranty has been provided pursuant to Section 2.3 for a particular Series of Securities, the Guarantor waives (1) presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment and (2) notice of any default under the Securities of such Series or the Guaranteed Obligations, and agrees that the Holders of such Securities may exercise their rights of enforcement under its Guaranty without first exercising their rights of enforcement directly against the Company. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or any Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or any Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or any Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the name, objects, businesses, assets, capital structure, constitution or ownership of the Guarantor or the Company, or by any merger or amalgamation of the Company or the Guarantor with any Person or Persons, except as otherwise provided in the applicable provisions of this Indenture. In the case of the Company being amalgamated with another Person, the Guaranty shall apply to the liabilities of the successor Person, and the term “Company” shall include such successor Person.

If a Guaranty has been provided for a particular Series of Securities pursuant to Section 2.3, the Guarantor further agrees that each of the Guaranties constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or any Trustee to any security held for payment of the Guaranteed Obligations. The obligations of the Guarantor hereunder are and shall be absolute and unconditional and any moneys or amounts expressed to be owing or payable by the Guarantor hereunder which may not be recoverable from the Guarantor on the basis of a guarantee or as surety shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof. The Trustee shall not be bound to exhaust its recourse against the Company or other parties before being entitled to demand payment from or performance by the Guarantor and enforce its rights under this Article Eleven in respect of any Guaranty.

If a Guaranty has been provided for a particular Series of Securities pursuant to Section 2.3, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or any Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

If a Guaranty has been provided for a particular Series of Securities pursuant to Section 2.3, the Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or premium or interest on, any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or any Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or any Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, or premium or interest on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by any Trustee, forthwith pay, or cause to be paid, in cash in the applicable Currency, to the Holders or the Trustees an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustees.

The Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustees, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Five for the purposes of any of the Guarantor’s Guaranties herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

If a Guaranty has been provided for a particular Series of Securities pursuant to Section 2.3, the Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of attorneys and other agents) incurred by any Trustee or any Holder in enforcing any rights under this Section.

Section 11.2 Successors and Assigns

If a Guaranty has been provided for a particular Series of Securities pursuant to Section 2.3, this Article Eleven shall be binding upon the Guarantor so providing a Guaranty with respect to such Series and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustees and the Holders and, in the event of any transfer or assignment of rights by any Holder or any Trustee, the rights and privileges conferred upon that party in this Indenture and in such Series of Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.3 No Waiver

Neither a failure nor a delay on the part of any Trustee or the Holders in exercising any right, power or privilege under this Article Eleven shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of each Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article Eleven or this Indenture at law, in equity, by statute or otherwise.

Section 11.4 Modification

No modification, amendment or waiver of any provision of this Article Eleven, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustees, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE TWELVE

MISCELLANEOUS PROVISIONS

Section 12.1 Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and Coupons, if any, by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 12.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders

Nothing in this Indenture or in the Securities or Coupons, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities and Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities and Coupons.

Section 12.3 Successors and Assigns Bound by Indenture

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company, the Guarantor or a Trustee shall bind their respective successors and permitted assigns (if any), whether so expressed or not.

Section 12.4 Notices and Demands on Company, Trustees and Securityholders

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustees, by the Holders of Securities, or by the Holders of Coupons to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustees) to Kellogg Canada Inc., 5350 Creekbank Road, Mississauga, Ontario, L4W 5S1, Attention: President, and to Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016 Attention: Secretary. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustees shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office of one of the Trustees, at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, U.S.A., Attn: Corporate Trust, in the case of the U.S. Trustee, and at BNY Trust Company of Canada, 320 Bay Street, 11th Floor, Toronto, Ontario, Canada M5H 4A6, Canada, Attention: Corporate Trust Dept, in the case of the Canadian Trustee.

Where this Indenture provides for notice to Holders of any event, (1) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Security register within the time prescribed and (2) if any of the Securities affected by such event are Unregistered Securities or Coupon Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published once in a newspaper of general circulation in New York, New York and London, England within the time prescribed, or in the case of notice to Holders of Securities denominated in Canadian dollars, if published once in a newspaper of general circulation in Toronto, Canada within the time prescribed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustees shall be deemed to be a sufficient giving of such notice.

Section 12.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein

Upon any application or demand by the Company to the Trustees to take any action under any of the provisions of this Indenture, other than in connection with the original issuance of Securities under the First Supplemental Indenture hereto dated May 22, 2012, the Company shall furnish to the Trustees an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustees with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed statement or opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustees shall contain a statement that such firm is independent.

Section 12.6 Payments Due on Saturdays, Sundays and Holidays

If the date of maturity of interest on or principal of the Securities of any Series or Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest, premium, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 12.7 [Reserved]

Section 12.8 New York Law to Govern

This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 12.9 Counterparts

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 12.10 Effect of Headings

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.11 Determination of Principal Amount

In determining whether the Holders of the requisite principal amount of outstanding Securities of any Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, whether a quorum is present at a meeting of Holders of Securities or whether sufficient funds are available for redemption or for any other purpose, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and the principal amount of any Securities denominated in a Foreign Currency or Euro that shall be deemed to be outstanding for such purposes shall be determined by converting the Foreign Currency or the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate as of the date of such determination.

Section 12.12 Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS INDENTURE OR THE NOTES.

Section 12.13 Force Majeure

In no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.14 Service; Submission to Jurisdiction

Each of the Company and the Guarantor (i) submits for itself and its property in any legal action or proceeding relating to this Indenture, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address in Section 12.4; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 12.15 Conversion of Currency

Each of the Company and the Guarantor covenants and agrees that the following provisions shall apply to conversion of currency in the case of any Series of Securities and this Indenture:

(a) (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount in the currency due hereunder or under such Series (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment which is not appealable is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine) (such day being the “Determination Date”).

(ii) If there is a change in the rate of exchange prevailing between the Determination Date for a judgment and the date of receipt of the amount due in respect of such judgment, the Company or the Guarantor, as applicable, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b) The obligations contained in Subsection (a)(ii) of this Section 12.15 shall constitute obligations of the Company and the Guarantor separate and independent from its other respective obligations under the Securities, the Guaranty and this Indenture, shall give rise to separate and independent causes of action against the Company and the Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustees or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order, as applicable, for a liquidated sum in respect of amounts due hereunder or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustees, as the case may be, and no proof or evidence of any actual loss shall be required by the Company, the Guarantor or the liquidator or otherwise or any of them.

(c) The term “rate(s) of exchange” shall in respect of each Series mean (unless otherwise expressly provided in the respect of a Series) the rate of exchange quoted by The Toronto Dominion Bank at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) for purchases of the Base Currency with the judgment currency or liquidation currency, as applicable, and includes any premiums and costs of exchange payable.

(d) Neither the Trustees nor any Paying Agent shall have any duty or liability with respect to monitoring or enforcing this Section 12.15.

Section 12.16 Currency Equivalent

Except as provided in Section 12.15 for purposes of the construction of the terms of this Indenture or of the Securities, in the event that any amount is stated herein in the currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the rate of exchange quoted by The Toronto Dominion Bank at its central foreign exchange desk in its head office in Toronto at 12:00 noon (Toronto, Ontario time) on the date of determination.

Section 12.17 Documents in English; Language of Notices

The Company, the Guarantor, the Trustees and, by their acceptance of Securities and the benefits of this Indenture, the Holders acknowledge that this Indenture, each Security and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of such Persons. Les parties à ces présentes conviennent que ces présentes ainsi que tout document qui s'y rattache (incluant tout document rédigé en francais et en anglais) soient rédigés en langue anglais à la volunté express des parties.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language (or in the French language in the Province of Québec, but only to the extent required by law), except that, if the Company so elects, any published notice may be in an official language of the country of publication to the extent permitted by law.

ARTICLE THIRTEEN

REDEMPTION OF SECURITIES AND SINKING FUNDS

Section 13.1 Applicability of Article

The provisions of this Article shall be applicable to the Securities of any Series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a Series except as otherwise specified as contemplated by Section 2.3 for Securities of such Series.

Section 13.2 Notice of Redemption; Partial Redemptions

Notice of redemption to the Holders of Securities of any Series to be redeemed as a whole or in part at the option of the Company shall be given by giving notice of such redemption as provided in Section 12.4, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such Series. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a Series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such Series.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including “CUSIP” or “ISIN” numbers), specify the date fixed for redemption, the redemption price, the Place or Places of Payment, that payment will be made upon presentation and surrender of such Securities, and that, unless otherwise specified in such notice, Coupon Securities, if any, surrendered for payment must be accompanied by all Coupons maturing subsequent to the redemption date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and that, if less than all of the Outstanding Securities of a Series are to be redeemed, the identification and principal amount of the Securities to be redeemed. If less than all of the Securities of any Series and to be redeemed, the notice of redemption shall specify the numbers of the Securities of such

Series to be redeemed, and, if only Unregistered Securities of any Series are to be redeemed, and if such Unregistered Securities may be exchanged for Registered Securities, the last date on which exchanges of Unregistered Securities for Registered Securities not subject to redemption may be made. In case any Security of a Series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such Series in principal amount equal to the unredeemed portion thereof with appropriate Coupons will be issued.

The notice of redemption of Securities of any Series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request and provision of the terms of the notice, by the Trustees in the name and at the expense of the Company. The Company shall give the Trustees at least 45 days prior written notice of any redemption and redemption information hereunder.

Not later than 9:00 a.m., Chicago time, on the redemption date specified in the notice of redemption given as provided in this Section, the Company will have on deposit with the Trustees or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money in the currency or currency unit in which the Securities of such Series and any Coupons appertaining thereto are payable (except as otherwise specified pursuant to Section 2.3 and except as provided in Section 2.12(b), (e) and (f) of this Indenture) sufficient to redeem on the redemption date all the Securities of such Series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a Series are to be redeemed, the Company will deliver to the Trustees at least 60 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a Series are to be redeemed, the Trustees shall select, in such manner as it shall deem appropriate, Securities of such Series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such Series or any multiple thereof. The Trustees shall promptly notify the Company in writing of the Securities of such Series selected for redemption and, in the case of any Securities of such Series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any Series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 13.3 Payment of Securities Called for Redemption

If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.4 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest on Registered Securities becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

If any Coupon Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing on or after the date fixed for redemption, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing Coupons or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustees, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any missing Coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted; provided, however, that, unless otherwise provided pursuant to Section 2.3, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

Upon presentation of any Security redeemed in part only and the Coupons appertaining thereto, the Company shall execute and the Trustees shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities and the Coupons appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 13.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption

Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustees at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 13.5 Mandatory and Optional Sinking Funds

The minimum amount of any sinking fund payment provided for by the terms of Securities of any Series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any Series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any Series of Securities in cash, the Company may at its option (a) deliver to the Trustees Securities of such Series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such Series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustees for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such Series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such Series. Securities so delivered or credited shall be received or credited by the Trustees at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustees a written statement (which need not contain the statements required by Section 12.5) signed by an authorized officer of the Company (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash in the currency or currency unit in which the Securities of such Series and Coupons, if any, appertaining thereto are payable (except as otherwise specified pursuant to Section 2.3 for the Securities of such Series and except as provided in Section 2.12(b), (e) and (f) hereof), and the portion to be satisfied by credit of Securities of such Series, (b) stating that none of the Securities of such Series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such Series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such Series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date and (e) specifying such sinking fund payment date. Any Securities of such Series to be credited and required to be delivered to the Trustees in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustees shall be delivered for cancellation pursuant to Section 2.10 to the Trustees with such written statement (or reasonably promptly thereafter if acceptable to the Trustees). Such written statement shall be irrevocable and upon its receipt by the Trustees the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such Series due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency or currency unit described above) without the option to deliver or credit Securities of such Series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such Series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash (in the currency or currency unit described above) on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable (or a lesser sum if the Company shall so request) with respect to the Securities of any particular Series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such Series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, or less and the Company makes no such request then it shall be carried over until a sum in excess of $100,000, or the equivalent in the currency or currency unit in which the Securities of such Series are payable, is available. The Trustees shall select, in the manner provided in Section 13.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such Series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such Series (or portions thereof) so selected. Securities of any Series which are identified by registration and certificate number in an Officers’ Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Securities of such Series eligible for selection for redemption. The Trustees, in the name and at the expense of the Company after the Company provides the Trustees of the redemption information (or the Company, if it shall so notify the Trustees in writing) shall cause notice of redemption of the Securities of such Series to be given in substantially the manner provided in Section 13.2 (and with the effect provided in Section 13.3) for the redemption of Securities of such Series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such Series shall be added to the next cash sinking fund payment for such Series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular Series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such Series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such Series at maturity.

The Trustees shall not convert any currency or currency unit in which the Securities of such Series are payable for the purposes of such sinking fund application unless specifically requested to do so by the Company, and any such conversion agreed to by the Trustees in response to such request shall be for the account and at the expense of the Company and shall not affect the Company’s obligation to pay the Holders in the currency or currency unit to which such Holder may be entitled.

Not later than 9:00 a.m., Chicago time, on the sinking fund payment date, the Company shall have paid to the Trustees in cash (in the currency or currency unit described in the third paragraph of this Section 13.5) or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustees shall not redeem or cause to be redeemed any Securities of a Series with sinking fund moneys or mail or publish any notice of redemption of Securities for such Series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing or publication of notice of redemption of any Securities shall theretofore have been made, the Trustees shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

Section 13.6 Repayment at the Option of the Holders

Securities of any Series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such Series.

The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.1, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustees with a directive that such Securities be cancelled.

ARTICLE FOURTEEN

HOLDERS’ MEETINGS

Section 14.1 Purposes of Meetings

A meeting of Holders of Securities of any or all Series may be called at any time and from time to time pursuant to the provisions of this Article Thirteen for any of the following purposes:

(a) to give any notice to the Company or to the Trustees for the Securities of such Series, or to give any directions to the Trustees for such Series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

(b) to remove any Trustee for such Series and nominate a successor Trustee pursuant to the provisions of Article Six;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; and

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all Series, as the case may be, under any provision of this Indenture or under applicable law.

Section 14.2 Call of Meetings by Trustees

The Trustees for the Securities of any Series may at any time call a meeting of Holders of Securities of such Series to take any action specified in Section 14.1, to be held at such time and at such place in the City of Toronto, or such other Place of Payment as the Trustees for such Series shall determine. Notice of every meeting of the Holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of Securities of such Series in the manner and to the extent provided in Section 12.4. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Section 14.3 Call of Meetings by Company or Holders

In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any or all Series, as the case may be, shall have requested the Trustees for such Series to call a meeting of Holders of Securities of any or all Series, as the case may be, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustees for such Series shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders, as applicable, may determine the time and the place in the City of Toronto or such other Place of Payment for such meeting and may call such meeting to take any action authorized in Section 14.1, by giving notice thereof as provided in Section 14.2.

Section 14.4 Qualifications for Voting

To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more Securities with respect to which such meeting is being held or (b) a person appointed by an instrument in writing as proxy by such Holder. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustees for the Securities of the Series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

Section 14.5 Regulations

Notwithstanding any other provisions of this Indenture, a Trustee for the Securities of any Series may make such reasonable regulations as it may deem advisable for any meeting of Holders of the Securities of such Series, in regard to proof of the holding of Securities of such Series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

A Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of the Securities of such Series as provided in Section 14.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to Section 7.4, at any meeting each Holder of Securities with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 (or the equivalent in the Currency in which such Securities are denominated, as determined pursuant to Section 12.11) principal amount (in the case of the Original Issue Discount Securities, such principal amount to be determined as provided in Section 12.11) of Securities held or represented by him. However, no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of the Securities of such Series held by him or instruments in writing aforesaid duly designating him as the person to vote on behalf of other Holders of such Series. At any meeting of Holders, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate principal amount of such Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present. Any meeting of Holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Section 14.2 or Section 14.3 may be adjourned from time to time by a majority of such Holders present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 14.6 Voting

The vote upon any resolution submitted to any meeting of Holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given in the manner and to the extent provided in Section 12.4. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the applicable Trustee to be preserved by such Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 14.7 No Delay of Rights by Meeting

Nothing in this Article Fourteen shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustees or to the Holders under any of the provisions of this Indenture or of the Securities of any Series.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

KELLOGG CANADA INC., as Issuer

By:	/s/ Joel A. Vander Kooi
Name:	Joel A. Vander Kooi
Title:	Assistant Treasurer

KELLOGG COMPANY, as Guarantor

By:	/s/ Gary H. Pilnick
Name:	Gary H. Pilnick
Title:	Senior Vice President—General Counsel, Corporate Development & Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as U.S. Trustee

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

BNY TRUST COMPANY OF CANADA., as Canadian Trustee

By:	/s/ Farhan Mir
Name:	Farhan Mir
Title:	Authorized Signatory

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